Exhibit 10.1

SHARE EXCHANGEAGREEMENT

This SHARE EXCHANGEAGREEMENT (the “Agreement”), is made as of the 6th day of May, 2014, by and among FITT HIGHWAY PRODUCTS, INC., a Nevada corporation which publicly trades on the OTC Bulletin Board under the symbol FHWY (the “Company”), on the one hand, and Greenome Development Group Inc., a Nevada corporation (the “Greenome”) and the stockholders of Greenome (the “Greenome Stockholders”) on the other hand. The Company, Greenome and Greenome Stockholders may be referred to as a “Party” or collectively as the “Parties”.

R E C I T A L S

WHERES, on March 28, 2014, Greenome entered into a Letter of Intent with the Company to acquire approximately 80% or 30,600,000 shares of the Company’s total issued and outstanding common stock (the “Securities”);

WHEREAS, the Greenome Stockholders own all of the equity interest (in shares of capital stock or otherwise) of Greenome (the “Greenome Equity Interest”);

WHEREAS, the Company seeks to exchange the Securities for the Greenome Equity Interest;

WHEREAS, upon consummation of the transactions contemplated by this Agreement, Greenome will become a 100% wholly-owned subsidiary of Company; and

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) and/or Section 351 of the Internal Revenue Code (the “Code”) and the regulations corresponding thereto, so that the purchase transaction shall qualify as a tax free reorganization under the Code, and that this securities purchase transaction shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement.

THE PARTIES HERETO AGREE AS FOLLOWS:

1. The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the Parties shall do the following:

(a) The Greenome Stockholders will each sell, convey, assign, transfer and deliver to Company certificates representing the Greenome Equity Interest held by each Greenome Stockholder, which in the aggregate shall constitute 100% of the issued and outstanding equity interests of Greenome, accompanied by a properly executed and authenticated stock power or instrument of like tenor.

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(b) As consideration and in exchange for the Greenome Equity Interest, Company will issue, transfer, convey, and deliver the Securities to the Greenome Stockholders. The common stock issued shall be equal to approximately 30,600,000 shares, or 80% of the outstanding shares of Company’s common stock at the time of Closing. Company will deliver to Greenome definitive documentation sufficient to accomplish the sale, conveyance, and transfer of the Securities. Additionally, the Company will deliver all of its corporate books and records to the Greenome. The share exchange transaction is subject to the satisfaction of certain terms and conditions, including but not limited to the mitigation of certain previously disclosed debt and extension of certain bridge notes more thoroughly described in the provisions below and the completion of Greenome’s audited financial statements prepared in accordance with U.S. GAAP.

2. Acquisition Price and Payments. A total of $400,000 USD shall be paid by Greenome to the Company as follows: (i) $30,000 upon the execution of the Letter of Intent dated March 28, 2014; (ii) $20,000 no later than April 4, 2014; (iii) $100,000 upon the execution of this Agreement; (iv) $75,000 within 10 business days following the execution of this Agreement; and (v) $175,000 when the disclosed debt has been mitigated such that only the following debt remains: (w) $287,455 in delinquent payroll taxes, (x) $100,000 owed to Ed Rabbe, (y) $50,000 in miscellaneous debt, (z) all amounts owed to Horwitz + Armstrong, LLP and/or Lawrence W. Horwitz, Esq., which may be converted into common stock before or after the Closing depending upon the Company’s stock price, and, in addition, certain bridge loan notes bearing interest at 8% to 10% that have had maturity dates extended for another year (the “Extended Bridge Notes”) from August 1, 2014 to August 1, 2015 (collectively, the “Debt Mitigation”). Prior to maturity, the Extended Bridge Notes shall automatically convert into free trading shares of the public company’s common stock, provided Rule 144 promulgated under the Securities Act of 1933 is available, at a rate of $1.00 per share if said common stock has a closing bid price of $1.00 or more for 20 consecutive trading days after the Closing. If the Extended Bridge Notes do not automatically convert prior to August 1, 2015, the Company will be obligated to secure financing to service this debt. In the event that the Company is unable to complete the Debt Mitigation by December 31, 2014, Company shall refund to Greenome 50% of the total deposit in cash and convert the remaining 50% deposit into stock at $0.20 per share. The final $175,000 shall be paid to the Company once the Company completes the Debt Mitigation, even if Greenome is not ready to close under the terms of this Agreement.

3. Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) shall take place at the offices of Horwitz + Armstrong, LLP, 26475 Rancho Parkway South, Lake Forest, CA 92630, at 9:00 A.M., local time, on the tenth business day following the satisfaction or waiver of the conditions set forth in Section 8 of this Agreement. At the Closing, the Company will deliver to Greenome the documentation conveying the Securities and the books and records of the Company, and Greenome will deliver to Company certificates representing the Greenome Equity Interest. In the event a Closing has not occurred by December 31, 2014 due to a reason attributable to Company, Company shall refund to Greenome 50% of the total deposit in cash and convert the remaining 50% deposit into stock at $0.20 per share. In the event a Closing has not occurred by December 31, 2014 due to a reason attributable to Greenome, the Parties will not be obligated to complete the Closing, conduct the share exchange transaction, and the Company shall retain the entire purchase price.

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4. Greenome’s Covenants.

(a) SEC Filing Responsibility Post-August 1. The Company shall be responsible for keeping the Company’s SEC filings (e.g., Forms 10-Q, 10-K, 8-K, and others as needed) current through August 1, 2014, which shall include the 10-Q filing for the six months ended June 30, 2014, including any necessary amendments to such 10-Q. However, if the Company has informed Greenome in writing that it is capable of delivering the Securities by August 1, 2014, but Greenome is unable to close this transaction at that time, Greenome shall take complete financial responsibility for the preparation and filing of all required SEC filings, which includes necessary amendments, and for the Company to stay current with its SEC filings. This includes, but is not limited to, attorneys’ fees, auditor expenses, accounting fees, former management consulting fees, EDGAR preparation fees, and similar necessary items. Greenome shall be responsible until December 31, 2014, at which time the Company is no longer obligated to close this transaction and conduct the share exchange.

(b) Corporate Action Limitations. Greenome, along with its affiliates, successors, and assigns, agrees that upon the Closing it will not complete a reverse stock split of the Company’s common stock for at least 12 months after the Form 8-K announcing the transaction contemplated by this Agreement has been filed with the SEC.

(c) Keep Filings Current. Greenome agrees that it will keep the post-Closing Company’s SEC filings current for at least 12 months after the Form 8-K announcing the transaction contemplated by this Agreement has been filed with the SEC.

(d) Cooperation. Greenome shall provide to the Company’s CEO a comprehensive background of its business operations that can be presented to debt holders and assist in debt mitigation efforts.

5. Company Representations and Warranties. The Company hereby represents and warrants to Greenome and Greenome Stockholders as follows:

(a) The Company has been duly organized and validly exists as a corporation in good standing under the laws of Nevada. The Company has all requisite corporate power and authority, and all material and necessary authorizations to own or lease its properties and conduct its business. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions of this Agreement.

(b) This Agreement has been duly and validly authorized, executed and delivered by the Company and represents a valid and binding agreement of the Company, enforceable in accordance with its respective terms, except to the extent that the enforceability hereof or thereof may be limited by (X) bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally or (Y) limitations upon the power of a court to grant specific performance or any other equitable remedy.

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(c) The Securities have been duly authorized by the Company and will be validly issued, fully paid and non-assessable upon issuance. All issued and outstanding Securities and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(d) The Company is not in violation of its Articles of Incorporation or Bylaws (the “Charter Documents”) and the consummation of the transactions contemplated herein shall not constitute a violation of the Charter Documents.

(e) The Company owns or possesses the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct, and material to, its business (including, without limitation, any such licenses or rights described herein as being owned or possessed by the Company) and there is no material claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company’s businesses (including, without limitation, any such licenses or rights described herein as being owned or possessed by the Company); the Company’s current products, services and processes do not and will not infringe on any patents currently held by third parties.

(f) The minute books and corporate records of the Company contain a complete summary of all meetings and actions of the managers, members, officers, directors and stockholders of the Company since the time of its incorporation (and of any predecessor to the Company) and reflects all transactions referred to in such minutes accurately in all respects.

(g) The execution, delivery and performance by Company of this Agreement and the consummation by Company of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Company’s Charter Documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, upon any of the properties or assets of Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which Company is a party or by which any property or asset of Company is bound or affected, or (iii) subject to the Required Approvals, as defined by section (h) below, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or government authority to which Company is subject (including federal and state securities laws and regulations).

(h) Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person or entity in connection with the execution, delivery and performance by Company of this Agreement, other than the filing of a Current Report on Form 8-K with the SEC and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

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(i) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). To the Company’s best knowledge, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no pending comments or queries from the SEC with respect to the SEC Reports. The financial statements of Company included in the SEC Reports (“Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by U.S. GAAP, and fairly present in all material respects the financial position of Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j) There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the best knowledge of Company, threatened against or affecting Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of the Company or the performance of its obligations under this Agreement. Neither Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the best knowledge of Company, there is not pending or contemplated, any investigation by the SEC involving Company or any current or former director or officer of Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Company under the Securities Act.

(k) To its best knowledge, Company: (i) is not in violation of any order of any court, arbitrator or governmental body, or (ii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a material adverse effect on the business, assets, financial condition or results of operations of the Company or the performance of its obligations under this Agreement.

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(l) Except as set forth in Section 2 of this Agreement and any disclosure schedules that may be attached hereto, there are no contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (“Contract”) that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of Company taken as a whole, as of the date of Closing.

(m) At Closing, Company shall have no liabilities or obligations whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise, except for the liabilities disclosed under Section 2.

(n) The Company does not currently own the Securities, but rather will engage in commercially reasonable efforts to acquire the Securities from existing stockholders.

(o) The representations and warranties and statements of fact made by Company in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

6. Greenome and Greenome Stockholders Representations and Warranties. Greenome and Greenome Stockholders hereby represent and warrant to the Company as follows:

(a) Greenome and Greenome Stockholders are experienced in evaluating companies such as the Company, are able to protect their interests in transactions such as the one contemplated by this Agreement, have such knowledge and experience in financial and business matters that render them capable of evaluating the merits and risks of Greenome and Greenome Stockholders’ prospective investment in the Company, and have the ability to bear the economic risks of the investment.

(b) Greenome and Greenome Stockholders acknowledge that the Securities will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”)), that the Securities will include a restrictive legend described in Article 9(k), and that the Securities cannot be sold unless registered with the SEC and qualified by appropriate state securities regulators, or unless Greenome otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(c) Greenome and Greenome Stockholders have adequate means of providing for current needs and contingencies, have no need for liquidity in the investment, and are able to bear the economic risk of an investment in the Securities. Greenome and Greenome Stockholders represent that they are able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. Greenome and Greenome Stockholders have had a full opportunity to inspect the books and records of the Company and to make any and all inquiries of the Company and its officers and directors.

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(d) Greenome has completed the Accredited Investor Questionnaire and Representations attached as Exhibit A demonstrating that Greenome is an “Accredited Investor” as defined in Regulation D of the Securities Act of 1933 (the “Act”). All Greenome Stockholders are “Accredited Investors.”

(e) Greenome and Greenome Stockholders are acquiring the Securities solely for their own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Securities.

(f) Greenome and Greenome Stockholders will not sell or otherwise transfer the Securities without registration under the Act or an exemption therefrom and fully understands and agree that they must bear the economic risk of the acquisition for an indefinite period of time because, among other reasons, the Securities have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

(g) Greenome and Greenome Stockholders represent that Greenome will continue to use commercially reasonable efforts to produce the FITT product line through an online marketing program or private branding internationally.

(h) Greenome and Greenome Stockholders acknowledge and accept that the Securities, at least in part, may not be newly issued shares, but may be conveyed from certain existing shareholders.

(i) The execution, delivery and performance by Greenome and the Greenome Stockholders of this Agreement and the consummation by Greenome of the other transactions to which it is a party and as contemplated hereby do not and will not: (i) conflict with or violate any provision of Greenome’s Charter Documents, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or government authority to which Greenome is subject (including federal and state securities laws and regulations).

(j) There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the best knowledge of Greenome, threatened against or affecting Greenome or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Greenome Equity Interest, or (ii) could, if there were an unfavorable decision, have or reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of Greenome or the performance of its obligations under this Agreement.

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(k) Greenome and Greenome Stockholders understand and acknowledge that the Company does not currently own the Securities. Upon the execution of this Agreement, the Company will utilize commercially reasonable best efforts to acquire the Securities from existing stockholders so that approximately 30,600,000 shares can be transferred to Greenome at the Closing.

(l) Greenome has planted 6,000,000 trees of which approximately 3,000,000 can be harvested in a three month period spanning from September 2014 through November 2014; Greenome’s net profit is tax free for 3 years and the net profit is approximately $4.00 per tree; all costs associated with replanting trees, including labor and shipping, equal approximately $2.50 per tree; and Greenome is paid by the Chinese government within 90 days of harvesting trees.

(m) The representations and warranties and statements of fact made by Company in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

7. Indemnification and Survival of Representation

(a) Subject to the provisions of this Article 7, the Company agrees to indemnify fully in respect of, hold harmless and defend Greenome, Greenome Stockholders and each of Greenome’s officers, agents and directors against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively “Claims”) to which it or they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Company herein in this Agreement. Subject to the provisions of this Article 7, Greenome and Greenome Stockholders agree to indemnify fully in respect of, hold harmless and defend Company and each of the Company’s officers, agents and directors against any Claims to which it or they may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by Greenome and Greenome Stockholders herein in this Agreement.

(b) Notwithstanding any provision in this Agreement to the contrary, the representations and warranties given or made by the Parties under this Agreement shall survive the closing of this Agreement or the termination thereof for any reason whatsoever.

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8. Conditions to Obligations of Parties

(a) The obligations of Greenome and Greenome Stockholders under this Agreement shall be subject to each of the following conditions:

1.	Closing Deliveries:

(A) At the Closing, Company shall have delivered or caused to be delivered to Greenome and Greenome Stockholders the following:

(i) this Agreement duly executed by Company;

(ii) letters of resignation from the Company’s sole officer, with his resignation from all positions to be effective at date of Closing and confirming that he has no claim against Company in respect of any outstanding remuneration or fees of whatever nature as of the Closing;

(iii) letters of resignation from all of Company’s current directors, with the resignations of the directors to take effect on the date of Closing and each director confirming that he has no claim against Company in respect of any outstanding remuneration or fees of whatever nature as of the Closing;

(iv) documentation sufficient to evidence the sale, conveyance, and transfer of the Securities to Greenome and/or Greenome Stockholders;

(v) resolutions duly adopted by the Board of Directors of Company approving the following events or actions, as applicable:

a.	the execution, delivery and performance of this Agreement;

b.	fixing the number of authorized directors on the board of directors at five (5);

c.	the appointment of Jiajie Zhao as Chairman of the board of directors to serve on the Company’s board of directors, effective on the date of Closing and the appointment of Ning Liu, Suichu Li, and Jessica Zhou as additional directors to serve on Company’s board of directors on the date the resignation of Company’s current directors become effective;

d.	the appointment of the following persons as officers of Company, effective on the date of Closing (the “Greenome Officers”):

Jiajie Zhao Chief Executive Officer

Ning Liu President and Chief Operating Officer

Suichu Li Chief Financial Officer

Jie Lai Secretary

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(vi) a certificate of good standing for Company from its jurisdiction of incorporation, dated not earlier than five (5) calendar days prior to the date of Closing;

(vii) an instruction letter signed by the President of Company addressed to Company’s transfer agent of record, in a form reasonably acceptable to Greenome and consistent with the terms of this Agreement, instructing the transfer agent to issue stock certificates representing the Securities to be delivered pursuant to this Agreement registered in the names of the shareholders of Greenome as set forth under the signature page;

(viii) a shareholder list of Company as certified by the Company’s Secretary or transfer agent, dated within five (5) calendar days of the date of Closing;

(xiv) a certificate of the Secretary of Company, dated as of the Closing, certifying as to (i) the incumbency of officers of the Company executing this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement (the “Transaction Documents”), (ii) a copy of the Certificate of Incorporation and By-Laws of the Company, as in effect on and as of the date of Closing, and (iii) a copy of the resolutions of the Board of Directors of Company authorizing and approving the Company’s execution, delivery and performance of the Transaction Documents, all matters in connection with the Transaction Documents, and the transactions contemplated thereby;

(x) all corporate records, board minutes and resolutions, tax and financial records, agreements, seals and any other information or documents reasonably requested by Greenome’s representatives with respect to Company; and

(xi) such other documents as Greenome and Greenome Stockholders may reasonably request in connection with this Agreement.

(B) The representations and warranties of Company herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Company shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(C) At the Closing, Company shall have no liabilities, debts or payables (contingent or otherwise) other than those liabilities listed in Section 2 of this Agreement, no tax obligations, no material assets, and except as contemplated in this Agreement, no material changes to its business or financial condition shall have occurred since the date of this Agreement.

(D) At the Closing, Company will be current in all SEC filings required by it to be filed.

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(E) Company shall have approximately 38,000,000 shares of its common stock issued and outstanding in the aggregate at the Closing.

(b) The obligations of Company under this Agreement shall be subject to each of the following conditions:

1.	Closing Deliveries:

(A) At the Closing, Greenome and Greenome Stockholders shall have delivered to Company the following:

(i) this Agreement duly executed by Greenome and Greenome Stockholders;

(ii) resolutions duly adopted by the Board of Directors of Greenome authorizing and approving the execution, delivery and performance of this Agreement;

(iii) Greenome Equity Interest;

(iv) audited financial statements prepared by PCAOB registered account firm in accordance with U.S. GAAP, except as specified in the financial statements or notes thereto, sufficient to file its Form 8-K with the SEC and those statements have been provided to Company;

(v) the Form 8-K to be filed with the SEC;

(vi) such other documents as Company and Company Stockholder may reasonably request in connection with the transactions contemplated hereby.

(B) The representations and warranties of Greenome and Greenome Stockholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. Greenome and Greenome Stockholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(C) At the Closing, Greenome shall have already prepared and filed with the SEC any and all necessary Schedule 14 filings announcing the transaction or the change of a majority of the Board of Directors in compliance with the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

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9.	General Provisions.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OF CONFLICTS OF LAW.

(b) The Parties agree that the Courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

(c) This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

(d) This Agreement represents the entire agreement between the Parties relating to the subject matter hereof, superseding any and all contemporaneous and prior written or oral agreements and understandings. This Agreement may not be modified or amended nor may any right be waived except by a writing signed by the party against whom the modification or waiver is sought to be enforced.

(e) The Covenants of the Greenome contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

(f) The captions and headings contained herein are solely for convenience of reference and do not constitute a part of this Agreement.

(g) This Agreement may be amended or modified only by a written agreement signed by the Parties.

(h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (1) in person, (2) by certified mail, postage prepaid, return receipt requested, (3) by facsimile, or (4) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

If to the Company to:

F.I.T.T. Energy Products, Inc.

26381 Crown Valley Pkwy, Suite 230

Mission Viejo, CA 92691

Attn: Michael R. Dunn

Fax: 949-582-5913

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If to Greenome to:

Greenome Development Group Inc.

3993 Spring Mountain Road Suite 130

Las Vegas, NV 89102

Attention: Jiajie Zhao

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice which has been received by the party to whom it is sent as evidenced by confirmation slip.

(j) No delay or omission to exercise any right, power or remedy accruing to any Party upon any breach or default under this Agreement shall impair any such right, power or remedy of the non-breaching party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(k) The Securities will bear the following legend; THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED, OR, UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

(l) Except as provided herein, the Company and Greenome shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have duly and validly executed this Agreement as of the date first above written.

COMPANY

F.I.T.T. ENERGY PRODUCTS, INC.

By: Michael R. Dunn

Its: Chief Executive Officer

GREENOME DEVELOPMENT GROUP INC.

By:	/s/ Jiajie Zhao
Name:	Jiajie Zhao
Title:	CEO

GREENOME STOCKHOLDERS

Jiajie Zhao:

/s/ Jiajie Zhao

Jiajie Zhao, an individual

Jessica Zhou:

/s/ Jiajie Zhao

Jessica Zhou, an individual

Grand Opus Co. Ltd:

/s/ Yong Liu

Name: Yong Liu

Title: President

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EXHIBIT A

Accredited Investor Questionnaire and Representations

The undersigned represents and warrants that he, she or it comes within each category marked below, and that for any category marked, he, she or it has truthfully set forth the factual basis or reason the undersigned comes within that category.

(a)                Individuals. Individuals please respond to the following questions by placing an “X” next to the appropriate answer.

Did your individual income without regard to that of your spouse exceed $200,000 in the last two full calendar years and do you reasonably expect such individual income to exceed $200,000 in the current year?

Yes _____ No _____
Did your joint income with your spouse exceed $300,000 in the last two full calendar years and do you reasonably expect such joint income to exceed $300,000 in the current year?	Yes _____ No _____
Does your net worth or joint net worth with that of your spouse exceed $1,000,000 excluding your primary residence?	Yes _____ No _____
Are you a director or executive officer of an NASD Broker-Dealer?	Yes _____ No _____
Does the amount to be paid by you for the purchase of the Shares exceed 10% of your net worth or joint net worth with that of your spouse?	Yes _____ No _____
Set forth in the space provided below the state(s) in which you maintained your residence during the past two years and the dates during which you resided in each state:

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(b)               Entities. Corporations, partnerships and investors other than individuals, please answer the following questions and place an “X” next to the appropriate answer:

Are you an employee benefit plan under the Employee Retirement Income Security Act of 1974, as amended, (a “Plan”) with assets in excess of $5,000,000?	Yes No	_____ X

If you are such a Plan, but if the Plan’s total assets do not exceed $5,000,000, are investment decisions for the Plan made by a bank, savings and loan associations, insurance company or registered investment adviser acting as fiduciary? (If yes, please specify the name of the fiduciary).

	Yes No	_____ X

If you are a self-directed Plan, but if the Plan’s total assets do not exceed $5,000,000, are investment decisions made solely by individuals that can answer yes to one or more of the questions under paragraphs (a) – (d) of Category I, or by entities that can answer yes to the question under paragraph (b) of this Category II? (If yes, specify the applicable Item and paragraph.)

	Yes No	_____ X
Are you (A) (i) a tax exempt organization which is qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (ii) a corporation, or (iii) a Massachusetts or similar business trust, or (iv) partnership, not formed for the specific purpose of acquiring the Shares offered, and (B) which has assets in excess of $5,000,000?	(i) (ii) (iii) (iv)	_____ X _____ _____
Are you a private business development company as defined in Section 202.a (22) of the Investment Advisers Act of 1940?	Yes No	_____ X
Are you an entity in which all of the equity owners are Accredited Investors under Category I?		X ____

Set forth in the space provided the (i) state(s) in which you maintained your principal office during the past two years and the dates during which you maintained your office in each state, (ii) the state(s) if any, in which you still pay income taxes:

	(i) (ii)	NV NV

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